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                                   CHOLESTECH

(BW) (CHOLESTECH) (CTEC) Cholestech Announces Settlement

        Business Editors

               HAYWARD, Calif. -- (BUSINESS WIRE) -- May 21, 1998 -- Cholestech Corporation (NASDAQ:CTEC) today announced it has settled outstanding litigation with a former employee of the Company.
               The financial impact to Cholestech is a one-time, non-recurring charge of approximately $250,000, or $(0.02) per share (diluted), which will be realized in the quarter ending June 26, 1998.
               Statements contained in this press release regarding the Company's future operating results, including potential impacts on earnings, are forward-looking statements, the accuracy of which are necessarily subject to risks and uncertainties. Actual results may be affected by factors set forth in the Company's Securities and Exchange Commission filings including the Company's Form 10-K for the year ended March 27, 1998 and the Company's registration statement on Form S-3 filed April 29, 1998.

Contact:

Andrea J. Tiller
Vice President, Finance and Chief Financial Officer
Cholestech Corporation
3347 Investment Blvd.

Hayward, CA  94545-3808
510/732-7200
atiller@cholestech.com



                             CHOLESTECH CORPORATION
                            3347 INVESTMENT BOULEVARD
                             HAYWARD, CA 94545-3808
                        (510) 732-7200 FAX (510) 732-7227